Exhibit 99
Snap-on Announces Third Quarter 2024 Results

Diluted EPS of $4.70 represents a gain of 4.2% from Q3 2023;
Operating margin before financial services of 22.0% reflects an increase of 80 basis points;
Sales of $1,147.0 million compares to $1,159.3 million last year

KENOSHA, Wis. — October 17, 2024 — Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2024.
•Net sales of $1,147.0 million in the third quarter of 2024 represented a decrease of $12.3 million, or 1.1%, from 2023 levels, reflecting a $19.2 million, or 1.7%, organic sales decline and $0.3 million of unfavorable foreign currency translation, partially offset by $7.2 million of acquisition-related sales.
•Operating earnings before financial services for the quarter of $252.4 million compared to $245.2 million in 2023. As a percentage of net sales, operating earnings before financial services were 22.0% in the third quarter compared to 21.2% last year.
•Financial services revenue in the quarter of $100.4 million compared to $94.9 million in 2023; financial services operating earnings of $71.7 million compared to $69.4 million last year.
•Consolidated operating earnings for the quarter of $324.1 million, or 26.0% of revenues (net sales plus financial services revenue), compared to $314.6 million, or 25.1% of revenues, in 2023.
•The third quarter effective income tax rate was 22.9% in 2024 and 22.6% last year.
•Net earnings in the quarter of $251.1 million, or $4.70 per diluted share, compared to net earnings of $243.1 million, or $4.51 per diluted share, a year ago.
See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales.
“We’re encouraged by our third quarter 2024 results as our businesses remained strong, yielding a balanced outcome and delivering profitability gains in these challenging times,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “We believe that our performance demonstrates our ability to harness the possibilities across our segments, countering the headwinds and pivoting to match the environment as is evident in the resilience displayed by the Tools Group during the period. At the same time, we are vigorously engaging our Snap-on Value Creation Processes to maintain and increase our operating momentum. In that regard, we were again honored with product awards from both Motor Magazine and Professional Tool & Equipment News. In the quarter, a continuous array of new innovations combined with our robust efforts in Rapid Continuous Improvement to drive broad margin gains achieved against the turbulence. Notably, we’ve maintained our investment in product, brand and people...a decisive action that we believe will strengthen our already substantial advantages, authoring continuing progress as we move forward. Finally, I want to thank our franchisees and associates worldwide for their extraordinary contributions, for their unwavering dedication, and for their steadfast confidence in the significant potential of our days and years to come.”

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Segment Results
Commercial & Industrial Group segment sales of $365.7 million in the quarter compared to $366.4 million last year, reflecting a $7.8 million, or 2.1%, organic sales decline and $0.1 million of unfavorable foreign currency translation, partially offset by $7.2 million of acquisition-related sales. The organic decrease is primarily due to declines in both the power tool and European-based hand tool operations, partially offset by higher sales with customers in critical industries, including in the specialty torque business.
Operating earnings of $61.0 million in the period compared to $58.1 million in 2023. The operating margin (operating earnings as a percentage of segment sales) improved 80 basis points to 16.7% in the quarter from 15.9% last year.
Snap-on Tools Group segment sales of $500.5 million in the quarter compared to $515.4 million last year, reflecting a $15.8 million, or 3.1%, organic sales decrease, partially offset by $0.9 million of favorable foreign currency translation. The organic decline is due to lower activity in the U.S. operations, partially offset by higher sales in the segment’s international operations.
Operating earnings of $108.3 million in the period compared to $113.4 million in 2023. The operating margin of 21.6% compared to 22.0% a year ago.
Repair Systems & Information Group segment sales of $422.7 million in the quarter compared to $431.8 million last year, reflecting an $8.2 million, or 1.9%, organic sales decline and $0.9 million of unfavorable foreign currency translation. The organic decrease includes lower sales of undercar equipment and reduced activity with OEM dealerships, partially offset by higher sales of diagnostic and information products to independent repair shop owners and managers.
Operating earnings of $107.3 million in the period compared to $104.9 million in 2023. The operating margin improved 110 basis points to 25.4% in the quarter from 24.3% last year.
Financial Services operating earnings of $71.7 million on revenue of $100.4 million in the quarter compared to operating earnings of $69.4 million on revenue of $94.9 million a year ago. Originations of $288.0 million in the third quarter represented a decrease of $17.2 million, or 5.6%, from 2023 levels.
Corporate expenses in the third quarter of $24.2 million compared to $31.2 million last year.
Outlook
We believe that our markets and our operations possess and have demonstrated continuing and considerable resilience against the uncertainties of the current environment. For the remainder of 2024, Snap-on expects to make ongoing progress along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, we project that capital expenditures in 2024 will approximate $100 million, of which $65.4 million was incurred in the first nine months of the year.
Snap-on currently anticipates that its full-year 2024 effective income tax rate will be in the range of 22% to 23%.
Conference Call and Webcast on October 17, 2024, at 9:00 a.m. Central Time
A discussion of this release will be webcast on Thursday, October 17, 2024, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.
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Non-GAAP Measures
References in this release to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, expanded customer base, geographic expansion, new product development and pricing changes, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. Organic sales also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in the company’s businesses and facilitates comparisons of its sales performance with prior periods.
About Snap-on
Snap-on Incorporated is a leading global innovator, manufacturer, and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks including those working in vehicle repair, aerospace, the military, natural resources, and manufacturing. From its founding in 1920, Snap-on has been recognized as the mark of the serious and the outward sign of the pride and dignity working men and women take in their professions. Products and services are sold through the company’s network of widely recognized franchisee vans, as well as through direct and distributor channels, under a variety of notable brands. The company also provides financing programs to facilitate the sales of its products and to support its franchise business. Snap-on, an S&P 500 company, generated sales of $4.7 billion in 2023, and is headquartered in Kenosha, Wisconsin.
Forward-looking Statements
Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 30, 2023, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.
# # #
For additional information, please visit www.snapon.com or contact:
Investors:                                Media:
Sara Verbsky                                Samuel Bottum
262/656-4869                                262/656-5793

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023

Net sales	$1,147.0	$1,159.3	$3,508.7	$3,533.6
Cost of goods sold	(559.2)	(581.1)	(1,726.9)	(1,762.1)
Gross profit	587.8	578.2	1,781.8	1,771.5
Operating expenses	(335.4)	(333.0)	(978.2)	(989.5)
Operating earnings before financial services	252.4	245.2	803.6	782.0

Financial services revenue	100.4	94.9	300.5	280.9
Financial services expenses	(28.7)	(25.5)	(90.3)	(78.3)
Operating earnings from financial services	71.7	69.4	210.2	202.6

Operating earnings	324.1	314.6	1,013.8	984.6
Interest expense	(12.5)	(12.4)	(37.3)	(37.4)
Other income (expense) – net	20.6	18.0	57.4	50.0
Earnings before income taxes	332.2	320.2	1,033.9	997.2
Income tax expense	(74.7)	(71.1)	(229.2)	(223.9)
Net earnings	257.5	249.1	804.7	773.3
Net earnings attributable to noncontrolling interests	(6.4)	(6.0)	(18.9)	(17.5)
Net earnings attributable to Snap-on Inc.	$251.1	$243.1	$785.8	$755.8

Net earnings per share attributable to Snap-on Inc.:
Basic	$4.77	$4.60	$14.91	$14.29
Diluted	4.70	4.51	14.69	14.00

Weighted-average shares outstanding:
Basic	52.6	52.8	52.7	52.9
Effect of dilutive securities	0.8	1.1	0.8	1.1
Diluted	53.4	53.9	53.5	54.0

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Net sales:
Commercial & Industrial Group	$365.7	$366.4	$1,097.6	$1,094.4
Snap-on Tools Group	500.5	515.4	1,482.6	1,575.5
Repair Systems & Information Group	422.7	431.8	1,341.3	1,330.4
Segment net sales	1,288.9	1,313.6	3,921.5	4,000.3
Intersegment eliminations	(141.9)	(154.3)	(412.8)	(466.7)
Total net sales	1,147.0	1,159.3	3,508.7	3,533.6
Financial Services revenue	100.4	94.9	300.5	280.9
Total revenues	$1,247.4	$1,254.2	$3,809.2	$3,814.5

Operating earnings:
Commercial & Industrial Group	$61.0	$58.1	$178.6	$172.0
Snap-on Tools Group	108.3	113.4	340.4	382.8
Repair Systems & Information Group	107.3	104.9	333.8	319.9
Financial Services	71.7	69.4	210.2	202.6
Segment operating earnings	348.3	345.8	1,063.0	1,077.3
Corporate	(24.2)	(31.2)	(49.2)	(92.7)
Operating earnings	324.1	314.6	1,013.8	984.6
Interest expense	(12.5)	(12.4)	(37.3)	(37.4)
Other income (expense) – net	20.6	18.0	57.4	50.0
Earnings before income taxes	$332.2	$320.2	$1,033.9	$997.2

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	September 28,	December 30,
	2024	2023
Assets
Cash and cash equivalents	$1,313.3	$1,001.5
Trade and other accounts receivable – net	796.4	791.3
Finance receivables – net	624.7	594.1
Contract receivables – net	122.1	120.8
Inventories – net	995.8	1,005.9
Prepaid expenses and other current assets	148.4	138.4
Total current assets	4,000.7	3,652.0

Property and equipment – net	548.3	539.3
Operating lease right-of-use assets	78.0	74.7
Deferred income tax assets	79.7	76.0
Long-term finance receivables – net	1,309.0	1,284.2
Long-term contract receivables – net	422.1	407.9
Goodwill	1,086.6	1,097.4
Other intangible assets – net	277.3	268.9
Pension assets	134.5	130.5
Other long-term assets	17.1	14.0
Total assets	$7,953.3	$7,544.9

Liabilities and Equity
Notes payable	$14.3	$15.6
Accounts payable	270.0	238.0
Accrued benefits	59.4	64.4
Accrued compensation	83.5	102.9
Franchisee deposits	79.2	73.3
Other accrued liabilities	450.0	447.4
Total current liabilities	956.4	941.6

Long-term debt	1,185.3	1,184.6
Deferred income tax liabilities	83.2	79.2
Retiree health care benefits	20.2	21.8
Pension liabilities	65.5	82.3
Operating lease liabilities	57.1	54.6
Other long-term liabilities	87.9	87.4
Total liabilities	2,455.6	2,451.5

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.5	67.5
Additional paid-in capital	549.0	545.5
Retained earnings	7,439.0	6,948.5
Accumulated other comprehensive loss	(424.7)	(449.5)
Treasury stock at cost	(2,155.8)	(2,040.7)
Total shareholders' equity attributable to Snap-on Inc.	5,475.0	5,071.3
Noncontrolling interests	22.7	22.1
Total equity	5,497.7	5,093.4
Total liabilities and equity	$7,953.3	$7,544.9

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	September 28,	September 30,
	2024	2023
Operating activities:
Net earnings	$257.5	$249.1
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	18.3	17.8
Amortization of other intangible assets	6.3	6.8
Provision for losses on finance receivables	15.2	12.8
Provision for losses on non-finance receivables	6.0	6.2
Stock-based compensation expense	5.7	11.0
Deferred income tax benefit	(2.8)	(7.3)
Gain on sales of assets	(0.2)	(0.3)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(7.3)	(7.6)
Contract receivables	(11.7)	(25.0)
Inventories	(13.3)	(7.6)
Prepaid expenses and other current assets	22.4	16.1
Accounts payable	(4.5)	12.6
Accrued and other liabilities	(17.4)	0.8
Net cash provided by operating activities	274.2	285.4

Investing activities:
Additions to finance receivables	(227.1)	(243.5)
Collections of finance receivables	206.5	208.4
Capital expenditures	(20.4)	(25.1)
Disposals of property and equipment	0.4	0.5
Other	0.1	—
Net cash used by investing activities	(40.5)	(59.7)

Financing activities:
Net decrease in other short-term borrowings	(1.3)	(0.3)
Cash dividends paid	(97.9)	(85.6)
Purchases of treasury stock	(59.9)	(51.8)
Proceeds from stock purchase plans and stock option exercises	9.9	9.9
Other	(7.0)	(7.5)
Net cash used by financing activities	(156.2)	(135.3)

Effect of exchange rate changes on cash and cash equivalents	3.1	(2.4)
Increase in cash and cash equivalents	80.6	88.0

Cash and cash equivalents at beginning of period	1,232.7	871.3
Cash and cash equivalents at end of period	$1,313.3	$959.3

Supplemental cash flow disclosures:
Cash paid for interest	$(13.8)	$(13.8)
Net cash paid for income taxes	(90.2)	(76.8)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Nine Months Ended
	September 28,	September 30,
	2024	2023
Operating activities:
Net earnings	$804.7	$773.3
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	54.7	53.6
Amortization of other intangible assets	19.0	20.7
Provision for losses on finance receivables	50.6	40.7
Provision for losses on non-finance receivables	17.8	15.0
Stock-based compensation expense	21.5	31.4
Deferred income tax benefit	(7.2)	(16.5)
Gain on sales of assets	(0.5)	(0.6)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(28.1)	(38.3)
Contract receivables	(15.4)	(27.9)
Inventories	8.6	(21.0)
Prepaid expenses and other current assets	10.5	30.3
Accounts payable	33.6	4.3
Accrued and other liabilities	(45.8)	(7.7)
Net cash provided by operating activities	924.0	857.3

Investing activities:
Additions to finance receivables	(731.3)	(779.8)
Collections of finance receivables	629.3	626.5
Capital expenditures	(65.4)	(73.9)
Disposals of property and equipment	2.0	1.5
Other	1.5	(1.5)
Net cash used by investing activities	(163.9)	(227.2)

Financing activities:
Net decrease in other short-term borrowings	(0.9)	—
Cash dividends paid	(294.1)	(257.6)
Purchases of treasury stock	(177.5)	(233.8)
Proceeds from stock purchase plans and stock option exercises	61.6	94.5
Other	(37.4)	(27.0)
Net cash used by financing activities	(448.3)	(423.9)

Effect of exchange rate changes on cash and cash equivalents	—	(4.1)
Increase in cash and cash equivalents	311.8	202.1

Cash and cash equivalents at beginning of year	1,001.5	757.2
Cash and cash equivalents at end of period	$1,313.3	$959.3

Supplemental cash flow disclosures:
Cash paid for interest	$(35.8)	$(36.1)
Net cash paid for income taxes	(243.9)	(224.5)

Non-GAAP Supplemental Data
The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and Financial Services businesses.
The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostics, equipment products, software and other non-financial services operations with Financial Services presented on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses are eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023

Net sales	$1,147.0	$1,159.3	$—	$—
Cost of goods sold	(559.2)	(581.1)	—	—
Gross profit	587.8	578.2	—	—
Operating expenses	(335.4)	(333.0)	—	—
Operating earnings before financial services	252.4	245.2	—	—

Financial services revenue	—	—	100.4	94.9
Financial services expenses	—	—	(28.7)	(25.5)
Operating earnings from financial services	—	—	71.7	69.4

Operating earnings	252.4	245.2	71.7	69.4
Interest expense	(12.5)	(12.4)	—	—
Intersegment interest income (expense) – net	16.8	16.1	(16.8)	(16.1)
Other income (expense) – net	20.6	17.9	—	0.1
Earnings before income taxes and equity earnings	277.3	266.8	54.9	53.4
Income tax expense	(62.0)	(57.3)	(12.7)	(13.8)
Earnings before equity earnings	215.3	209.5	42.2	39.6
Financial services – net earnings attributable to Snap-on	42.2	39.6	—	—
Net earnings	257.5	249.1	42.2	39.6
Net earnings attributable to noncontrolling interests	(6.4)	(6.0)	—	—
Net earnings attributable to Snap-on	$251.1	$243.1	$42.2	$39.6

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023

Net sales	$3,508.7	$3,533.6	$—	$—
Cost of goods sold	(1,726.9)	(1,762.1)	—	—
Gross profit	1,781.8	1,771.5	—	—
Operating expenses	(978.2)	(989.5)	—	—
Operating earnings before financial services	803.6	782.0	—	—

Financial services revenue	—	—	300.5	280.9
Financial services expenses	—	—	(90.3)	(78.3)
Operating earnings from financial services	—	—	210.2	202.6

Operating earnings	803.6	782.0	210.2	202.6
Interest expense	(37.3)	(37.4)	—	—
Intersegment interest income (expense) – net	50.6	47.9	(50.6)	(47.9)
Other income (expense) – net	57.3	49.8	0.1	0.2
Earnings before income taxes and equity earnings	874.2	842.3	159.7	154.9
Income tax expense	(189.3)	(183.8)	(39.9)	(40.1)
Earnings before equity earnings	684.9	658.5	119.8	114.8
Financial services – net earnings attributable to Snap-on	119.8	114.8	—	—
Net earnings	804.7	773.3	119.8	114.8
Net earnings attributable to noncontrolling interests	(18.9)	(17.5)	—	—
Net earnings attributable to Snap-on	$785.8	$755.8	$119.8	$114.8

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	September 28,	December 30,	September 28,	December 30,
	2024	2023	2024	2023
Assets
Cash and cash equivalents	$1,313.2	$1,001.3	$0.1	$0.2
Intersegment receivables	18.3	15.7	—	—
Trade and other accounts receivable – net	795.8	790.6	0.6	0.7
Finance receivables – net	—	—	624.7	594.1
Contract receivables – net	4.7	5.5	117.4	115.3
Inventories – net	995.8	1,005.9	—	—
Prepaid expenses and other current assets	151.5	143.2	10.2	7.4
Total current assets	3,279.3	2,962.2	753.0	717.7

Property and equipment – net	545.9	536.5	2.4	2.8
Operating lease right-of-use assets	77.5	73.8	0.5	0.9
Investment in Financial Services	405.9	393.9	—	—
Deferred income tax assets	53.1	51.3	26.6	24.7
Intersegment long-term notes receivable	844.2	785.6	—	—
Long-term finance receivables – net	—	—	1,309.0	1,284.2
Long-term contract receivables – net	8.3	8.3	413.8	399.6
Goodwill	1,086.6	1,097.4	—	—
Other intangible assets – net	277.3	268.9	—	—
Pension assets	134.5	130.5	—	—
Other long-term assets	34.9	30.2	0.1	0.1
Total assets	$6,747.5	$6,338.6	$2,505.4	$2,430.0

Liabilities and Equity
Notes payable	$14.3	$15.6	$—	$—
Accounts payable	268.8	236.2	1.2	1.8
Intersegment payables	—	—	18.3	15.7
Accrued benefits	59.4	64.4	—	—
Accrued compensation	80.6	99.9	2.9	3.0
Franchisee deposits	79.2	73.3	—	—
Other accrued liabilities	434.8	432.2	28.5	27.4
Total current liabilities	937.1	921.6	50.9	47.9

Long-term debt and intersegment long-term debt	—	—	2,029.5	1,970.2
Deferred income tax liabilities	83.2	79.2	—	—
Retiree health care benefits	20.2	21.8	—	—
Pension liabilities	65.5	82.3	—	—
Operating lease liabilities	57.0	54.0	0.1	0.6
Other long-term liabilities	86.8	86.3	19.0	17.4
Total liabilities	1,249.8	1,245.2	2,099.5	2,036.1

Total shareholders' equity attributable to Snap-on	5,475.0	5,071.3	405.9	393.9
Noncontrolling interests	22.7	22.1	—	—
Total equity	5,497.7	5,093.4	405.9	393.9
Total liabilities and equity	$6,747.5	$6,338.6	$2,505.4	$2,430.0

* Snap-on with Financial Services presented on the equity method.